MAXIMILIAN RESOURCES LLC
1325 Avenue of the Americas, Suite 2717
New York, NY 10019

July 13, 2017

VIA ELECTRONIC MAIL ONLY

DAYBREAK OIL AND GAS, INC.
Attn: James Westmoreland (jimw@daybreakoilandgas.com)
Chief Executive Officer
1414 S. Friendswood Drive, Suite 212
Friendswood, TX 77546

Re: Response to Request for Interest Waiver

Dear Mr. Westmoreland:

As you discussed with Zachary Weiner earlier this week, this letter confirms that Maximilian Resources LLC ("**Lender**") will grant a one-time waiver of the interest payment due from Daybreak Oil and Gas, Inc. (the "**Company**") on or before July 1, 2017 (the "**Interest Waiver**") under the relevant loan documents between Lender and the Company, including, but not limited to, the *Fourth Amendment to Amended and Restated Loan and Security Agreement and Consent Agreement* (collectively, the "**Loan Agreement**") upon the Company's agreement to the terms and conditions set forth in this letter.

In consideration for the Interest Waiver, the Company agrees that it hereby does, and shall (i) acknowledge, confirm and agree that Lender's liens on the Company's assets includes all the assets of the Company, including but not limited to, all oil and gas interests owned by the Company in Michigan (collectively, the "**Collateral**"); (ii) acknowledge, confirm and agree that the Loan Agreement and the security interests granted thereunder constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its respective terms and the Company has no valid defense, offset or counterclaim to the enforcement of such obligations, and Lender has and shall continue to have valid, enforceable and perfected first priority and senior security interests in and liens upon all Collateral granted by the Company; and (iii) acknowledge, confirm and agree that any default under the terms and provisions of any one of the documents evidencing the obligations owed by the Company to Lender or under any of the terms and provisions of any deed of trust, security agreement or guaranty agreement securing any such obligation or any other loan documentation relating to any such obligation, shall constitute a default under all of the documents evidencing all of said

obligations, as well as under all of the deed(s) of trust, security agreement(s), and/or guaranty agreement(s) and/or securing any or all of said obligations and any loan agreement(s) which govern said obligations, and any such default shall entitle Lender to exercise each and every right available to it under each and every of said documents, including, but not limited to, the right to foreclose against and sell any collateral, whether real or personal, securing any of said obligations as if said collateral secured all of said obligations.

In further consideration for the Interest Waiver, the Company agrees that it shall, at its sole cost and expense, at any time or from time to time upon the request of Lender, promptly and duly execute, acknowledge and deliver such further agreements, documents and instruments and do or cause to be done such other acts and things as Lender may reasonably request in order to effect fully the purposes of the forgoing. Without limiting the foregoing, the Company shall, at its sole cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Lender may from time to time request in order to establish, create, preserve, protect and perfect a first priority lien in favor of Lender on the Collateral (including Collateral acquired after the date hereof), whether now owned or hereafter acquired

For the avoidance of doubt, the Interest Waiver is a one-time only waiver of the Company's obligations under the Loan Agreement and Lender reserves all of its rights and claims under the Loan Agreement, none of which are waived and all of which are preserved.

If the terms and conditions of this letter are acceptable, please countersign this letter and return a copy to me at bweisenberg@platinumlp.com.

Sincerely,

/s/ Brent Weisenberg
Brent Weisenberg

General Counsel to Platinum Partners Credit Opportunities Fund LLC and certain affiliates

ACCEPTED AND AGREED TO:

Dated: July 14, 2017

By: [signature]

Name: James F. Westmoreland

Title: PRESIDENT AND CEO